CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with Amendment No. 1 to the Quarterly Report of SkyLynx Communications, Inc. (the "Company") on Form 10-QSB/A for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Gary L. Brown, President and Acting Chief Financial Officer and K. Bryan Shobe, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gary L. Brown
Gary L. Brown, President and Acting Chief
Financial Officer
May 25, 2006

/s/ K. Bryan Shobe
K. Bryan Shobe, Chief Executive Officer
May 25, 2006